UNSECURED PROMISSORY NOTE

William O. Daggett, Jr. to Firstform, Inc.

$250,000	Date: 02 April 2018

FOR VALUE RECEIVED, Firstform, Inc. (“Borrower”), promises to pay to William O. Daggett, Jr., a Pennsylvania resident (“Holder”), at such place as Holder may designate, the principal sum of Two Hundred and Fifty Thousand ($250,000) (no future advances are contemplated) in accordance with the following terms and conditions:

1.	CURRENT OUTSTANDING BALANCE.

	a.	On 30 March 2018, Holder advanced the sum of Two Hundred and Fifty Thousand ($250,000) to Borrower.

2.	PRINCIPAL PAYMENT

	a.	For the first six months, the Borrower shall pay interest only.

	b.	Thereafter, together with interest, the principal balance shall be paid by Borrower to Holder in twelve monthly installments as set forth on Schedule A, which installments shall begin on 1 October 2018, and shall be due the first day of each calendar month thereafter until 1 September 2019, inclusive.

3.	INTEREST WITH INSTALLMENTS.

	a.	Borrower agrees to pay interest to Holder monthly from 02 April 2018 through 1 September 2019 upon the unpaid principle then owing under Section 1 from time to time at the fixed annual rate of eight percent (8%) (“Interest Rate”).

	b.	Payments of interest due under this Section are in addition to the monthly installment payments provided for in Section 2, above, and shall be calculated based upon the actual number of days in that month divided by 365 times the Interest Rate.

	c.	Each payment under this Note shall be applied first to any late payment charges due, then to interest then due, and the balance to the reduction of the principal sum.

Unsecured Promissory Note

1 May 2016

4.	PREPAYMENT PRIVILEGE.

Borrower shall have the right to prepay principal, in whole or in part, at any time without penalty.

5.	LATE PAYMENT CHARGE.

If any periodic installment payment owing under this Note is not timely paid in full and received by Holder within five (5) days after it is due, Borrower shall pay to Holder with the next periodic installment payment a late payment charge equal to two percent (2.0%) of the total prior installment payment not timely paid in full.

6.	ACCELERATION ON DEFAULT.

	a.	If any sum owing under this Note is not paid when due and remains unpaid after a date specified by a notice of default to Borrower, or if Borrower fails to observe any other covenant or conditions of this Note, the entire remaining indebtedness owing under this Note on the date specified shall at once become due and payable in full at the option of Holder.

	b.	The date specified as the date for curing the default shall not be less than ten (10) days from the date the notice of default is given. If the default is not cured on or before the date specified, Holder may exercise the option to accelerate the Note by giving notice thereof to the Borrower.

	c.	If suit is brought to collect this Note, Holder shall be entitled to collect all reasonable costs and expenses of suit, including, but not limited to, reasonable attorney’s fees.

	d.	Failure by Holder to exercise its rights in the event of a default shall not constitute a waiver of the right to declare the entire principal amount of this Note and default interest thereon due and payable at once at any subsequent time.

7.	NOTICE.

Unless otherwise required by law, any notice or demand required or permitted by the terms of this Note shall be sufficient and deemed complete when expressed in writing and either (a) personally delivered to the person entitled thereto, or (b) deposited at any office of the United States Postal Service in the form of certified mail (return receipt requested) addressed to the last known mailing address of the person entitled thereto, or (c) served on the person entitled thereto in the manner of an original notice under the Illinois Rules of Civil Procedure.

Unsecured Promissory Note

1 May 2016

8.	SECURITY.

There is no security for this Note.

9.	CERTIFICATION.

Borrower and Holder each certify that they are not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order of the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person” or any other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitation this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Each party hereby agrees to defend, indemnify and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

Words and phrases herein shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, according to the context.

This Note is intended to be performed in Illinois and the laws of Illinois shall govern its validity, enforcement and interpretation.

IN WITNESS WHEREOF, Borrower has executed this Promissory Note on the date first stated above.

FIRSTFORM, INC.		William O. Daggett Jr.

By:	/s/ Jeromy Olson	By:	William O. Daggett Jr.
Title:	Chief Executive Office	Title:	Holder

Date:	4/4/2018

Borrower’s Mailing Address:

1020 Cedar Ave, Suite 230

St Charles, IL 60174

Unsecured Promissory Note

1 May 2016

Schedule A

Unsecured Promissory Note

William O. Daggett, Jr. to Firstform, Inc.

$250,000

Date: 23 March 2018

Amortization Schedule

#	Date	Prin. BOP	Prin. Paymt	Int. Paymt	Total Paymt	Prin. EOP
1	1-Apr-18	250,000.00	-	109.59		250,000.00
2	1-May-18	250,000.00	-	1,666.67	1,666.67	250,000.00
3	1-Jun-18	250,000.00	-	1,666.67	1,666.67	250,000.00
4	1-Jul-18	250,000.00	-	1,666.67	1,666.67	250,000.00
5	1-Aug-18	250,000.00	-	1,666.67	1,666.67	250,000.00
6	1-Sep-18	250,000.00	-	1,666.67	1,666.67	250,000.00
7	1-Oct-18	250,000.00	20,833.33	1,666.67	22,500.00	229,166.67
8	1-Nov-18	229,166.67	20,833.33	1,527.78	22,361.11	208,333.33
9	1-Dec-18	208,333.33	20,833.33	1,388.89	22,222.22	187,500.00
l0	1-Jan-19	187,500.00	20,833.33	1,250.00	22,083.33	166,666.67
11	1-Feb-19	166,666.67	20,833.33	1,111.11	21,944.44	145,833.33
12	1-Mar-19	145,833.33	20,833.33	972.22	21,805.56	125,000.00
l3	1-Apr-19	125,000.00	20,833.33	833.33	21,666.67	104,166.67
14	l-May-19	104,166.67	20,833.33	694.44	21,527.78	83,333.33
15	1-Jun-19	83,333.33	20,833.33	555.56	21,388.89	62,500.00
16	1-Jul-19	62,500.00	20,833.33	416.67	21,250.00	41,666.67
17	1-Aug-19	41,666.67	20,833.33	277.78	21,111.11	20,833.33
18	1-Sep-19	20,833.33	20,833.33	138.89	20,972.22	-
19	l-Oct-19	-		-	-	-

Unsecured Promissory Note

1 May 2016